UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2) )

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHINA PHARMA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

________________________________________________________________________________________________________

(5)	Total fee paid:

________________________________________________________________________________________________________

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

________________________________________________________________________________________________________

(3)	Filing Party:

________________________________________________________________________________________________________

(4)	Date Filed:

China Pharma Holdings, Inc.
No 17 Jinpan Road, 2nd Floor
Haikou, Hainan Province
The People’s Republic of China 570216

November 10, 2011

Dear Stockholder:

On behalf of the Board of Directors of China Pharma Holdings, Inc., I invite you to attend our 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  We hope you can join us.  The Annual Meeting will be held at the following address:

At:	Conference Room, 2nd Floor, Jiahai Building,
No. 17 Jinpan Road, Haikou
Hainan Province, China 570216

On:	December 22, 2011

Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders, the Proxy Statement, the annual report and the proxy card accompany this letter.

At the Annual Meeting we will report on important activities and accomplishments of our company and review our financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on our company and its activities, and to meet certain of our directors and key executives.

As discussed in the enclosed Proxy Statement, the Annual Meeting will be devoted to the election of our independent directors and any other business matters properly brought before the Annual Meeting.

We know that many of our stockholders will be unable to attend the Annual Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote via the Internet or, if you prefer, submit by mail a paper copy of your proxy or voter instructions card, so that your shares are represented at the meeting.  You may also revoke your proxy or voter instructions before or at the Annual Meeting.  Regardless of the number of our shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in China Pharma Holdings, Inc.  We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at China Pharma Holdings, Inc., 2nd Floor, No. 17 Jinpan Road, Haikou, Hainan  Province, The People’s Republic of China 570216.

Sincerely,

/s/ Zhilin Li
Zhilin Li
Chairman of the Board

i

CHINA PHARMA HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

December 22, 2011

To the Stockholders of China Pharma Holdings, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China Pharma Holdings, Inc., a Delaware corporation, will be held on Thursday, December 22, 2011, at 9:00 a.m., local time, at Conference Room, 2nd Floor, Jiahai Building, No. 17 Jinpan Road, Haikou, Hainan Province, China 570216, for the following purposes:

1.	To elect three independent directors to our Board of Directors to serve until our 2012 annual meeting of stockholders and until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on November 4, 2011 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  In accordance with the rules of the Securities and Exchange Commission, we will post our proxy materials on the Internet beginning on November 11, 2011, the date we will mail Notices of Internet Availability of Proxy Materials (and, to the extent required or appropriate, full sets of proxy materials) to the holders of record and beneficial owners of our common stock as of the close of business on the Record Date.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice.

It is important that your shares are represented at the Annual Meeting.  We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or voter instructions card in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.  You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions.  This will assist us with meeting preparations.  If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it.  This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,

/s/ Zhilin Li Zhilin Li Chairman of the Board
 November 10, 2011

CHINA PHARMA HOLDINGS, INC.
No. 17 Jinpan Road, 2nd Floor
Haikou, Hainan Province
The People’s Republic of China 570215

_____________

PROXY STATEMENT
_____________

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China Pharma Holdings, Inc., a Delaware corporation (the “Company”, “we” or “us”), for our 2011 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held on Thursday, December 22, 2011, at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, at Conference Room, 2nd Floor, Jiahai Building, No. 17 Jinpan Road, Haikou, Hainan Province, China 570216.

The date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is November 10, 2011.

The purpose of the Annual Meeting is to elect three independent directors to our Board of Directors.  We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our common stock, par value $.001 per share (“common stock”), as of the close of business on November 4, 2011 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, during office hours, at our executive offices located at No. 17 Jinpan Road, 2nd Floor, Haikou, Hainan Province, The People’s Republic of China 570215, by contacting the Secretary of the Board.

The presence at the Annual Meeting of one-third of the outstanding shares of common stock as of the Record Date, in person or by proxy, is required for a quorum.  Should you submit a proxy or voter instructions, even though you abstain as to one or more proposals, or you are not present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting.  A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 43,529,557 shares of common stock. Each holder of our common stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting.  No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials mailed to you or your household.  If you have received printed copies of the proxy materials by mail, or if you request printed copies of the proxy materials by mail by following the instructions on the Notice of Internet Availability of Proxy Materials, you can also vote by mail by completing, dating and signing the proxy or voter instructions card and mailing it in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States.  You may submit your vote over the Internet until 11:59 a.m. (New York City time) on December 20, 2011.  If you vote by mail, please be aware that we can recognize your vote only if we receive it by the close of business of the day before the Annual Meeting.

You may also vote in person at the Annual Meeting.  If your shares are held through a broker, trust, bank, or other nominee, please refer to the Notice of Internet Availability of Proxy Materials and any other information forwarded to you by such holder of record to obtain a valid proxy from it.  You will need to bring this legal proxy with you to the Annual Meeting in order to vote in person.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  If no specific instructions are given, the shares will be voted FOR the election of the nominees to our Board of Directors.  In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of our common stock outstanding on the Record Date will be entitled to one vote on all matters. Assuming a quorum is present, a plurality of the votes cast at the Annual Meeting by the stockholders entitled to vote in the election, either in person or by proxy, is required to elect the director nominees. In counting the votes cast, only those cast “for” and “against” a matter are included.

Shares which abstain or which are withheld from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions, withheld votes, and “broker non-votes” will have no effect on the voting on matters that require the affirmative vote of a plurality or a majority of the votes cast or the shares voting on the matter.

Stockholders have no cumulative voting rights or dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Revoking Your Proxy

Even if you submit a proxy or voter instructions, you may revoke your proxy and change your vote. You may revoke your proxy or voter instructions by submitting a new proxy or voter instructions over the Internet by using the procedure to vote your shares online described in the Notice of Internet Availability of Proxy Materials.  You may also revoke your proxy by mail by requesting a copy be mailed to you, executing a subsequently-dated proxy or voter instructions card, and mailing it in the pre-addressed envelope, which requires no additional postage if mailed in the United States.  You may also revoke your proxy by your attendance and voting in person at the Annual Meeting.  Mere attendance at the meeting will not revoke a proxy or voter instructions.  We will vote the shares in accordance with the directions given in the last proxy or voter instructions submitted in a timely manner before the Annual Meeting.  You may revoke your vote over the Internet until 11:59 a.m. (EST) on December 20, 2011.  If you revoke your vote by mail, please be aware that we can recognize the revoked vote only if we receive it by close of business of the day before the Annual Meeting.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to vote your shares as described above.

Solicitation of Proxies

We will pay the expenses of solicitation of proxies for the Annual Meeting.  We may solicit proxies by mail, and our officers and employees may solicit proxies personally or by telephone and will receive no extra compensation from such activities.  We will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of this Proxy Statement and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the Annual Report on Form 10-K, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request.  If you share an address with at least one other stockholder, currently receive one copy of our annual report, proxy statement and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials for future stockholder meetings of our company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our annual reports, proxy statements or Notices of Internet Availability of Proxy Materials, and you would like to receive a single copy of annual reports, proxy statements or Notices of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to you and specify this preference in your request.

Interest of Officers and Directors in Matters to Be Acted Upon

None of our officers or directors has any other interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of November 4, 2011 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer and (iv) all executive officers and directors as a group.

As of November 4, 2011, an aggregate of 43,529,557 shares of our common stock were outstanding.

Name and Address of Beneficial Owners(1)(2)	Amount and Nature of Beneficial Ownership	Percent of Class(3)
Directors and Executive Officers

Zhilin Li President, Chief Executive Officer and Chairman of the Board	10,075,000(4)	23.1%
Frank Waung Chief Financial Officer	273,415(5)	*

Heung Mei Tsui Director	9,312,651	21.4%
Yingwen Zhang Director	0	*
Gene Michael Bennett Director	0	*
Baowen Dong Director	0	*
All directors and executive officers as a group (6 persons)	19,661,066	45.0%

Greater than 5% Stockholders

Peter Siris 237 Park Avenue, 9th Floor New York, New York 10017	2,713,120(6)	6.2%
Leigh S. Curry 237 Park Avenue, 9th Floor New York, New York 10017	2,713,120(6)	6.2%
William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202	2,495,957(7)	5.7%
Jian Yang	2,278,815	5.2%
William P. Wells 5100 Poplar Ave, Ste 805 Memphis, TN 38137	2,248,633(8)	5.2%

__________________

*	Represents less than 1%.

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days.

(2)
Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o China Pharma Holdings, Inc., No. 17 Jinpan Road, 2nd Floor, Haikou, Hainan Province, People’s Republic of China 570215.

(3)
In determining the percentage of common stock owned by the beneficial owners, (a) the numerator is the number of shares of common stock beneficially owned by such owner, including shares the owner may  acquire, within 60 days of November 4, 2011 upon the exercise of the options, if any, held by the owner; and (b) the denominator is the sum of (i) the total 43,529,557 shares of common stock outstanding as of November 4, 2011, and (ii) the number of shares underlying the options, which such owner has the right to acquire upon the exercise of the options within 60 days of November 4, 2011 (for those who have options).

(4)	Does not include options to purchase 50,000 shares of common stock that are not exercisable within 60 days.

(5)	Includes options to purchase 210,000 shares of common stock that are presently exercisable. Does not include options to purchase 50,000 shares of common stock that are not exercisable within 60 days.

(6)	Consists of 2,713,120 shares of common stock owned by Guerilla Capital Management LLC (“Guerilla”). Peter Siris and Leigh S. Curry share dispositive and voting power over the shares held by Guerilla.

(7)
Consists of shares of common stock that are beneficially owned by Heartland Advisors, Inc. (“Heartland”) by virtue of its investment discretion and voting authority granted by certain of its clients, which may be revoked at any time.  Mr. Nasgovitz has investment and voting power over the shares beneficially owned by Heartland.

(8)
Consists of (i) 1,900,000 shares of common stock owned by Pope Investments II LLC (“Pope II”) and (ii) 348,633 shares of our common stock owned by Pope Asset Management, LLC (“Pope Management”).  Pope Management is the manager and/or investment advisor of Pope II.  Mr. Wells is the sole manager of Pope Management and has dispositive and voting power over the shares held by Pope II and Pope Management.

EXECUTIVE COMPENSATION

Summary of Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our chief executive officer and our chief financial officer during the last two fiscal years in all capacities to our company and our subsidiaries (collectively, the “Named Executive Officers”).  No other executive officer received compensation in excess of $100,000 during the fiscal years ended December 31, 2010 or 2009.

SUMMARY COMPENSATION TABLE
Name and principal position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Zhilin Li Chairman, Chief Executive Officer and President	2010 2009	$200,000 117,302	— —	— —	— —	— —	— —	$16,000(1) 16,000(1)	$216,000 133,302

Frank Waung Chief Financial Officer(2)	2010 2009	$114,000 36,000(4)	— —	21,000(2) —	$226,560(3) 134,600(5)	— —	— —	— $10,000(6)	$361,500 180,600

_____________

(1)
Represents the amount paid to Ms. Li for serving as a director of our company.  As of the date of this report, the $16,000 payable to Ms. Li for serving on our board of directors in 2010 had not been paid to Ms. Li.

(2)
Represents the dollar amounts recognized in our year-end 2010 financial statements for reporting purposes in accordance with FASB ASC Topic 718.  Amount represents the value of 6,863 shares granted to Mr. Waung.   A more detailed discussion of the assumptions used in calculating these value may be found in Note 10 to the consolidated audited financial statements included in the Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the "SEC") on March 17, 2011 (the “2010 10-K”)

(3)
Represents the dollar amounts recognized in our year-end 2010 financial statements for reporting purposes in accordance with SFAS 123(R).  Amounts shown cover awards granted in 2010.  The amounts represent the compensation costs of awards that are paid in options to purchase shares of our common stock, the amounts do not reflect the actual amounts that may be realized by the named executive officer.  The value of the option of $226,560 was determined using the Black Scholes option pricing model using the simplified method based on the closing market price of $3.47  per share and assumptions for the risk free interest rate of 1.61% and volatility of 67.6%. We apply the simplified method due to the lack of historical share option exercise data to provide a reasonable basis upon which to estimate expected term. A more detailed discussion of the assumptions used in calculating these value may be found in Note 10 to the consolidated audited financial statements included in the 2010 10-K.

(4)	Effective April 28, 2009, Mr. Frank Waung was appointed as our Chief Financial Officer. Mr. Waung’s annual salary in 2009 was at the rate of $100,000 per annum.

(5)
Represents the dollar amounts recognized in our year-end 2009 financial statements for reporting purposes in accordance with SFAS 123(R).  Amounts shown cover awards granted in 2009.  The amounts represent the compensation costs of awards that are paid in options to purchase shares of our common stock, the amounts do not reflect the actual amounts that may be realized by the named executive officer.  The value of the option of $134,600 was determined using the Black Scholes option pricing model using the simplified method based on the closing market price of $3.23 per share and assumptions for the risk free interest rate of 1.42% and volatility of 79.1%. We apply the simplified method due to the lack of historical share option exercise data to provide a reasonable basis upon which to estimate expected term. A more detailed discussion of the assumptions used in calculating these value may be found in Note 10 to the consolidated audited financial statements included in the 2010 10-K.

(6)	Consists of travel and other miscellaneous expense reimbursements.

Employment Agreements

Zhilin Li.  Hainan Helpson Medical & Biotechnology Co., Ltd., our wholly-owned subsidiary and operating entity in the People’s Republic of China (“Helpson”), entered into an employment agreement with Ms. Zhilin Li, our Chairman of the Board and Chief Executive Officer (the “Old Helpson Employment Agreement”) which expired on June 30, 2010. Upon the expiration of the Old Helpson Employment Agreement, Helpson renewed the agreement with Ms. Li on the same terms as those of the Old Helpson Employment Agreement.  Pursuant to the terms of the renewed Employment Agreement with Helpson, Ms. Li agreed to continue to serve as Helpson’s chief executive officer for a term of five years at an annual salary of RMB 800,000 (equivalent to approximately $119,403). Helpson may duly adjust Ms. Li's compensation in accordance with her production and operation achievement and her technical ability and working performance. Together with Ms. Li’s compensation from our U.S. holding company level, Ms. Li’s current total annual compensation is $200,000.

Frank Waung.  We entered into an employment agreement with Mr. Frank Waung on April 28, 2009, according to which Mr. Waung agreed to serve as our Chief Financial Officer for one year for an annual salary of $100,000. According to the agreement, Mr. Waung was granted an option to purchase 100,000 shares of our common stock, at the price of $1.70 per share, of which (i) 50,000 of the shares vested on April 28, 2010 and (ii) 50,000 of the shares vested on September 30, 2010. When our 2009 Stock Option Plan was implemented, on October 13, 2009 we issued Mr. Waung an option to purchase 100,000 shares at an exercise price of $2.75 per share and we subsequently agreed that the difference ($1.70 to $2.75) would be provided to Mr. Waung at the time of exercise of the options, subject to approval of the board of directors.

Upon the expiration of the original agreement on April 28, 2010, we renewed the agreement with Mr. Waung on similar terms.  Pursuant to the terms of the renewed agreement, Mr. Waung agreed to continue to serve as our Chief Financial Officer for one year at an annual salary of $150,000. Mr. Waung was also granted an additional option to purchase 200,000 shares of common stock, of which (i) options to purchase 150,000 of the shares vested on April 28, 2011 and (ii) options to purchase 50,000 shares were to vest on April 28, 2011 if we consummated an equity offering with minimum gross proceeds of at least $10 million prior to December 31, 2010.  Because we did not consummate such an offering prior to December 31, 2010, options to purchase 50,000 shares have failed to vest and were forfeited.

Payments upon Termination or Change-in-Control

Frank Waung.  Pursuant to the terms of Mr. Waung’s employment agreement, except in connection with certain gross misconduct, in order to terminate the agreement we must either (i) provide Mr. Waung with 30 days prior written notice of termination or (ii) pay Mr. Waung one (1) month’s salary upon termination in lieu of providing 30 days prior written notice. In addition, Mr. Waung shall be entitled to (i) accrued and unpaid vacation through the effective date of termination; and (ii) all other compensation and benefits that are vested through the effective date of termination.

PRC Law.  Under the applicable laws of the People’s Republic of China (the “PRC”), we must pay severance to all employees who are Chinese nationals and who are terminated with or without cause, or whose employment agreement with us expires and with whom we choose not to continue their employment.  The severance benefit required to be paid under the laws of the PRC equals the average monthly compensation paid to the terminated employee (including any bonuses or other payments made in the 12 months prior to the employee’s termination) multiplied by the number of years the employee has been employed with us, plus an additional month’s salary if 30 days’ prior notice of such termination has not been given.  However, if the average monthly compensation to be received by the terminated employee exceeds three times the average monthly salary of the employee’s local area, as determined and published by the local government, such average monthly compensation shall be capped at three times the average monthly salary of the employee’s local area.  Except as described above, none of our executive officers have any other agreement or arrangement under which he or she may be entitled to severance payments upon termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on all restricted stock and stock option awards held by our named executive officers as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank Waung Chief Financial Officer	10,000(1) 50,000(2) —	— — 150,000(3)	— — —	2.75 2.75 3.47	4/28/12 9/30/12 4/30/13	— — —	— — —	— — —	— — —

______________________

(1)	These options were issued under our 2009 Stock Option Plan and became exercisable on April 28, 2010.

(2)	These options were issued under our 2009 Stock Option Plan and became exercisable on September 30, 2010.

(3)	These options were issued under our 2009 Stock Option Plan and became exercisable on April 28, 2011.

Discussion of Summary Compensation and Grants of Plan-based Awards Tables

A summary of certain material terms of our existing compensation plans and arrangements is set forth below.

On September 2, 2009, our Board of Directors adopted, and on September 3, 2009 our stockholders approved, our 2009 Stock Option Plan (the “2009 Option Plan”), which gave us the ability to grant stock options and restricted stock to employees or consultants of our company or of any subsidiary of our company and to non-employee members of our Board of Directors or the board of directors of any of our subsidiaries.  The 2009 Option Plan currently allows for awards of stock options and restricted stock for up to 1,000,000 shares of common stock.  As of November 4, 2011, options to purchase an aggregate of 300,000 shares of common stock had been granted under the 2009 Option Plan, of which 40,000 have been exercised and 50,000 have failed to vest and been forfeited.  In connection with the adoption of our 2010 Long-Term Incentive Plan, our Board of Directors determined that no additional awards of stock options or restricted stock will be made under the 2009 Option Plan, and that the 2009 Option Plan will be terminated following the exercise or expiration of all stock options currently outstanding under such plan.

On November 12, 2010, our Board of Directors adopted, and on December 22, 2010 our stockholders approved, our 2010 Long-Term Incentive Plan (the “2010 Incentive Plan”), which gave us the ability to grant stock options, restricted stock, stock appreciation rights and performance units to employees, directors and consultants, or those who will become employees, directors and consultants of our company and/or our subsidiaries.  The 2010 Incentive Plan allows for equity awards of up to 4,000,000 shares of common stock.  As of November 4, 2011, 125,000 shares of restricted stock and options to purchase 100,000 shares of common stock had been granted under the 2010 Incentive Plan.

Director Compensation

The following table sets forth information concerning cash and non-cash compensation paid by our company to our directors during the last fiscal year ended December 31, 2010.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Heung Mei Tsui	16,000	—	—	—	—	—	16,000
Gene Michael Bennett	16,000	—	—	—	—	—	16,000
Yingwen Zhang	5,901	—	—	—	—	—	5,901
Baowen Dong	5,901	—	—	—	—	—	5,901

Our directors will also be reimbursed for all of their out-of-pocket expenses in traveling to and attending meetings of our Board of Directors and committees on which they serve.

Compensation Committee Interlocks and Insider Participation

The members of the Nominating and Compensation Committee of our Board of Directors during fiscal 2010 were Messrs. Gene Michael Bennett, Baowen Dong and Yingwen Zhang.  During fiscal 2010:

•	none of the members of the Nominating and Compensation Committee of our Board of Directors was an officer (or former officer) or employee of our company or any of its subsidiaries;

•	none of the members of the Nominating and Compensation Committee had a direct or indirect material interest in any transaction in which we were a participant and the amount involved exceeded $120,000;

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served on our Nominating and Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Nominating and Compensation Committee; and

•
none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire Board of Directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL

ELECTION OF DIRECTORS

Our amended and restated by-laws provide that the number of our directors shall be not more than nine nor less than one, as fixed from time to time in our by-laws or by our Board of Directors. Directors are divided into two classes, independent directors and non-independent directors. Independent directors will hold office for a term of one (1) year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.  Non-independent directors will hold office for a term of three (3) years or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal. Directors may be re-elected for successive terms. The Board currently consists of five members, three of whom are independent and are the nominees standing for re-election at the 2011 Annual Meeting.

Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to our Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although our directors have no reason to believe that the nominees will decline or be unable to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by our Board of Directors.

Director Nominees

The following table sets forth a brief biographical description of each of our nominees for election as directors, all of whom currently serve as our directors. This description includes the principal occupation of and other directorships held by each director for at least the past five years, if any, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board of Directors. This information is based on information furnished to us by the nominees.

Name	Age	Biographical Description

Gene Michael Bennett	63
Mr. Bennett has served as our independent director since February 2008. In addition, he is on the Board of Directors for China Agritech, Inc. (CAGC) and Audit Committee Chair for Global Pharm Holding Group (GPHG).   Mr. Bennett also presently serves as Chief Executive Officer of the American General Business Association in Beijing, China, since 2009.  Mr. Bennett was a partner of Nexis Investment Consulting Corporation based in Beijing from 2004-2009. He acted as a partner of ProCFO Company based in California which provided contract chief  financial officer service for firms during 2000-2004. During 1998-2000, he was a basic law, accounting and tax professor at University of Hawaii, and an accounting, tax and audit professor at Chaminade of Honolulu. He also previously served as the chief financial officer and member of the board of directors of Argonaut Computers in Southern California. Mr. Bennett worked as an accounting and audit professor at Chapman University.  Mr. Bennett also worked as an accounting, tax, and audit professor at California State University at Fullerton, and he acted as chief financial officer and a board member of the National Automobile Club. Mr. Bennett graduated from Michigan State University with an MBA in Finance and BA in Accounting. He currently is a DBA candidate in Corporate Governance at City University of Hong Kong. Mr. Bennett obtained his CPA license from the State of Colorado, but is currently inactive. Mr. Bennett’s extensive background in accounting, financial management and reporting, including SEC related reporting qualifies Mr. Bennett to serve as an independent director of our company and the chairman of our audit committee.

Yingwen Zhang	66
Mr. Zhang has served as an independent director since February 2008. He also currently serves as the Vice-Chairman of the Board of Shanghai Reseat Medical Tech Co. Ltd., a medical device producer.  Mr. Zhang is also a director and a member of the compensation committee of Chongqing Wanli Battery Holdings (Group) LLC (SHA:600847).   He acted as Senior Consultant and Chairman of Safety Production Committee of Sinofert Holdings Limited (HKG: 0297) of Sinochem Group from October 2005 to June 2009. Additionally, Mr. Zhang was the representative of the 9th Nation People’s Congress of China. He was also appointed as the Commercial Counselor of the China Embassy in Malaysia from March 2000 through October 2005. Prior to that, Mr. Zhang was appointed as the Director-General to Sichuan Provincial Foreign Trade and Economic Cooperation Bureau (the Commercial Bureau of Sichuan Province, China) from 1988 to 2000. In his early career he was a chemical-engineer, and then became a senior manager for several chemical corporations in China. From 1983 to 1988, Mr. Zhang served as the Chief Executive Officer of a large nature gas-chemical state owned enterprise (SOE) in the PRC affiliated with the Sinopec Group.  Mr. Zhang graduated from the Chemical Engineering Department of Tianjin University in 1967. Mr. Zhang’s extensive knowledge in areas of government regulation and policies, his experience as director of a China listed company, as well as his vast experience in senior management in SOE and the private sector, qualify him as an independent director of our company.

Baowen Dong	70
Mr. Dong has served as an independent director since February 2008. Mr. Dong participated on the expert team of the Sichuan University from 2003 to 2008, doing teaching evaluation and assessment work in Engineering and Medical Science faculty. In recent years, Mr. Dong has focused on the research of China's Health Care Reform. Previously, he concentrated on biomedical and medical information researches. Mr. Dong has had different roles in areas of teaching and research, including as a dean and a professor, at Sichuan University from 1974 to 2001. Additionally, Mr. Dong was engaged in the field of communication technology from 1966 to 1974. Mr. Dong graduated from Xi’an University of Science and Technology in 1966. His strong academic background in science and research brings value to our company in respect of research and development and qualifies him to serve as a director of our company.

There are no arrangements or understandings between any of our directors and any other person pursuant to which any director was selected to serve as a director of our company.  Directors are elected until their successors are duly elected and qualified.  There are no family relationships among our directors and officers.

Each of our director nominees has an established record of professional accomplishment in his chosen field, the ability to contribute positively to the collaborative culture among our Board members, and professional and personal experiences and expertise that are valuable to our company. These directors help develop and continue to oversee the long-term strategy, management structure, and corporate governance programs that are in place today, and they provide a strong measure of stability and continuity to our company. In light of our corporate structure and business, we believe that this stability positively impacts our performance.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, a plurality of the votes cast at the annual meeting of stockholders by the stockholders entitled to vote in the election, either in person or by proxy, is required to elect the director nominees. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

Our Board of Directors recommends a vote FOR election of each of the nominees listed above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THE PROPOSAL ABOVE

CORPORATE GOVERNANCE

Board Composition

Our Board of Directors is comprised of five members.  Directors are divided into two classes, independent directors and non-independent directors. Independent directors will hold office for a term of one (1) year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.  Non-independent directors will hold office for a term of three (3) years or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.  Ms. Zhilin Li, our President and Chief Executive Officer, is the Chairman of the Board and a non-independent director.  Ms. Heung Mei Tsui, an affiliate of the company, is a non-independent director.  Messrs. G. Michael Bennett, Yingwen Zhang and Baowen Dong are our independent directors and serve as members of the Audit, Nominating and Compensation Committees.

Director Independence

Our Board has determined that Messrs. Bennett, Zhang and Dong satisfy the criteria for independence under NYSE Amex and SEC rules for independence of directors and of committee members.

Board Leadership Structure

The Board believes that the combined role of Chief Executive Officer and Chairman is most suitable for our company because Ms. Li has been our company’s President and Chief Executive Officer since 2005, is the individual most familiar with our business and industry, including the regulatory structure and other industry-specific matters, as well as being most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer brings company-specific experience and expertise, while the company’s independent directors bring experience, oversight, and expertise from outside the company and its industry. The Board believes that the combined role of Chief Executive Officer and Chairman of the Board promotes the development and execution of our strategy and facilitates the flow of information between management and the Board, which is essential to effective corporate governance. The Board believes the combined role of Chief Executive Officer and Chairman, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between independent oversight of management and the development of strategy.

Risk Management

The Board is involved in the oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, but the full Board retains responsibility for general oversight of risks. The Nominating and Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements, and also for managing risks associated with the independence of the Board of Directors and potential conflicts of interest. The Audit Committee oversees management of financial risks, including risks related to liquidity, credit, operations and regulatory compliance, among others, and the processes in place to monitor and control such exposures. Our Board and its committees have access at all times to the Company’s management to discuss any matters of interest, including those related to risk. We believe that our Board leadership structure enables senior management to communicate identified risks to our Board and its committees and affords a free flow of communications regarding risk identification and mitigation.

Audit Committee

The Audit Committee assists the Board in monitoring:

•	our accounting, auditing, and financial reporting processes;

•	the integrity of our financial statements;

•	internal controls and procedures designed to promote our compliance with accounting standards and applicable laws and regulations; and

•	the appointment and evaluation of the qualifications and independence of our independent auditors.

G. Michael Bennett, Yingwen Zhang and Baowen Dong, all of whom are independent directors under SEC rules and the rules of NYSE Amex, are currently serving as members of the Audit Committee. Mr. Bennett is the chairman of the Audit Committee and is an “audit committee financial expert” as defined in Item 401(d)(5) of Regulation S-K promulgated under the Securities Act. The audit committee carries out its responsibilities in accordance with the terms of its Audit Committee Charter, a copy of which is attached as Exhibit 99.1 to our Annual Report on Form 10-K filed with the SEC on March 17, 2009.

Nominating and Compensation Committee

The functions of the Nominating and Compensation Committee are as follows:

•	to assist our Board in discharging its responsibilities with respect to compensation of our executive officers and directors;
•	to evaluate the performance of our executive officers;
•	to assist our Board in developing succession plans for executive officers;
•	to administer our stock and incentive compensation plans and recommend changes in such plans to our Board as needed;
•	to identify qualified individuals to become board members;
•	to determine the composition of our Board and its committees;
•	to monitor the process to assess Board effectiveness; and
•	to develop and implement our corporate procedures and policies.

The current members of the Nominating and Compensation Committee are Messrs. Bennett, Zhang and Dong. Mr. Zhang is the chairman of the Nominating and Compensation Committee, which carries out its responsibilities in accordance with the terms of its Nominating and Compensation Committee Charter, a copy of which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on August 28, 2009.

Board and Committee Meetings

During 2010, our Board of Directors held two meetings and acted by unanimous written consent five times.  During 2010, our Audit Committee held four meetings and our Nominating and Compensation Committee met one time.

Director Attendance at Annual Meetings

Ms. Li, Messrs. Bennett, Zhang and Dong were present at our 2010 annual meeting. We do not currently have a policy with regard to directors’ attendance at annual stockholder meetings.

Stockholder Nominations for Director

Stockholders may propose candidates for Board membership by writing to China Pharma Holdings, Inc., Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216 so that the nomination is received by the Company by July 12, 2012 to be considered for the 2012 annual meeting. Any such proposal shall contain the name, holdings of our securities and contact information of the person making the nomination; the candidate’s name, address and other contact information; any direct or indirect holdings of our securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with our company and/or the stockholder submitting the nomination; any actual or potential conflicts of interest; the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and stock exchange requirements. Nominees proposed by stockholders will receive the same consideration as other nominees.

Director or Officer Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Related Party Transactions

Heung Mei Tsui, one of our directors, has made various loans to our company.  The balance of such loans was $651,563 and $303,644 at September 30, 2011 and December 31, 2010, respectively.  A portion of such loans is evidenced by a written loan agreement dated September 27, 2010 between Mr. Tsui and Onny Investment Limited in the principal amount of $230,000.  Pursuant to the terms of the loan agreement, the loan bears interest at a rate of 1% per annum and principle and interest was payable on March 26, 2011.  The potion of the loans not subject to a written agreement also accrue interest at the rate of 1% per annum and are payable on demand.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.  Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish us with copies of Section 16(a) forms they file. Based upon a review of the filings made on their behalf during the fiscal year ended December 31, 2010, as well as an examination of the SEC’s EDGAR system Form 3, 4, and 5 filings and our  records, the following table sets forth exceptions to timely filings:

Name	Reporting Event
Frank Waung	On April 28, 2010, Mr. Waung was granted options to purchase 200,000 shares of common stock. A Form 4 was filed on November 19, 2010.
Frank Waung	On December 13, 2010, Mr. Waung was granted 6,863 shares of common stock. A Form 4 was filed on March 2, 2011.

Code of Ethics

On July 8, 2008, we adopted a code of business conduct and ethics for all directors and employees (including officers) within the meaning of the regulations adopted by the SEC under Section 406 of the Sarbanes-Oxley Act of 2002.  The code has been designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the code to an appropriate person or persons, and (v) accountability for adherence to the code. The application of the code to the persons it applies to may only be waived by our Board of Directors in accordance with SEC regulations and the Sarbanes-Oxley Act of 2002. A copy of the code is available on our website at www.chinapharmaholdings.com or may be obtained by sending a written request to our corporate secretary at China Pharma Holdings, Inc., Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216.

Stockholder and Other Interested Party Communications With Directors

Any stockholder or other interested party who desires to communicate with any member of our Board of Directors may do so by writing to: Board of Directors, c/o China Pharma Holdings, Inc., Second Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216.

Depending on the subject matter of your inquiry, management will forward the communication to the director or directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about our company or if it is a stockholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each board meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting director.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at next year’s annual meeting of stockholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive office by July 12, 2012 and comply with the requirements of Rule 14a-8(e) promulgated under the Exchange Act.  If a stockholder intends to submit a proposal at next year’s annual meeting of stockholders, which proposal is not intended to be included in the our proxy statement and form of proxy relating to that meeting, the stockholder must provide appropriate notice to us not later than September 25, 2012 in order to be considered timely submitted within the meaning of Rule 14a-4(c) of the Exchange Act.  As to all such matters which we do not have notice on or prior to September 25, 2012, discretionary authority shall be granted to the persons designated in our proxy related to the 2012 annual meeting of stockholders to vote on such proposal.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, including the financial statements and schedules thereto.  Requests for copies of such report should be directed to Ms. Diana Huang, China Pharma Holdings, Inc., No 17 Jinpan Road, 2nd Floor, Haikou, Hainan Province, The People’s Republic of China 570216, +86-898-6681-1730.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of independent directors. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

November 10, 2011	By Order of the Board of Directors
/s/ Zhilin Li
Zhilin Li Chairman of the Board